Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1)(iii) under the Securities Exchange Act of 1934, as amended, the persons named below agree to the joint filing on behalf of each of them of a Statement on Schedule 13D (including additional amendments thereto) with respect to the Common Stock, par value $0.01 per share, of CONMED Corporation, a New York corporation. This Joint Filing Agreement shall be filed as an Exhibit to such Statement.

Dated:  February 23, 2016

SCOPIA PX LLC SCOPIA PARTNERS LLC SCOPIA HEALTH CARE LLC SCOPIA WINDMILL FUND LP	SCOPIA INTERNATIONAL MASTER FUND LP SCOPIA PX INTERNATIONAL MASTER FUND LP SCOPIA HEALTH CARE INTERNATIONAL MASTER FUND LP

By:	Scopia Capital Management LP
Investment Manager

By:	Scopia Management, Inc.
General Partner

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Managing Director

SCOPIA CAPITAL MANAGEMENT LP

By:	Scopia Management, Inc. General Partner

By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich
	Title:	Managing Director

SCOPIA CAPITAL GP LLC			SCOPIA MANAGEMENT, INC.

By:	/s/ Matthew Sirovich		By:	/s/ Matthew Sirovich
	Name:	Matthew Sirovich		Name:	Matthew Sirovich
	Title:	Managing Member		Title:	Managing Director

/s/ Matthew Sirovich
MATTHEW SIROVICH

/s/ Jeremy Mindich
JEREMY MINDICH